SETTLEMENT AGREEMENT AND RELEASE

      This Settlement Agreement and Release (the "Agreement") is dated December 29, 2005 and is made by and between GlobalNet Corporation ("GlobalNet"), including, but not limited to, any of its subsidiaries, affiliates, officers, employees or agents (collectively, "GlobalNet") and Mr. Mark Wood ("Wood") (collectively, the "Parties").

      WHEREAS, bona fide disputes and controversies have arisen between GlobalNet and Wood with respect to (1) the amount of compensation due and payable to Wood for his services during his employment and/or association with GlobalNet and its subsidiaries, (2) certain loans made by Wood to GlobalNet, and related interest, and (3) the amount of compensation due and payable to Wood with respect to his employment contract with GlobalNet dated February 1, 2003 (the "Employment Contract"), (collectively, the "Claims"); and,

      WHEREAS, Wood has asserted that the Claims entitle him to payments totaling $197,424, as follows:

      1)    a loan made by Wood to GlobalNet in the amount of $17,924 (the
            "Loan");

      2) unpaid interest in connection with Loan, including alleged default interest, in the amount of $14,500 (the "Loan Interest");

      3) deferred compensation payments, in the amount of $140,000 (the "Deferred Compensation"); and,

      4) expenses paid on behalf of GlobalNet , in the amount of $25,000 (the "Expenses").

      WHEREAS, GlobalNet paid Wood $96,500 (the "Payment") in April 2005 with respect to certain of the Claims; and,

      WHEREAS, the parties intend by this Agreement to clarify their intentions with respect to settlement of the Claims and the characterization of prior payments made to Wood; and,

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         WHEREAS, by reason of such disputes and controversies, the Parties hereto desire to compromise and settle all claims and causes of action of any kind whatsoever by and between Wood and GlobalNet related to the Claims and Payment and intend that the full terms and conditions of such compromise and settlement be set forth in this Agreement;

       NOW THEREFORE, for and in consideration of (i) the above recitals, and
(ii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

      1. GlobalNet agrees that the following items, made pursuant to alleged agreements between November 1, 2003 and the date of execution of the Agreement, shall be considered as duly authorized by the Board of Directors, and represent valid claims for compensation by Wood as follows:

      (a)   $17,924 paid to Wood pursuant to the Loan;

      (b)   $14,500 payable to Wood pursuant to the Loan Interest;

      (c)   $140,000 payable to Wood pursuant to the Deferred Compensation; and,

      (d)   $25,000 payable to Wood pursuant to the Expenses.

      2. Wood agrees that the $96,500 payment made in April of 2005, represents a full satisfaction of his claims against GlobalNet as outlined in paragraph one above. The Parties hereby agree that the proper allocation of the $96,500 payment is as follows: $17,924, representing the Company's repayment of the Loan; $14,500, representing the Company's payment of the Loan Interest; $39,076 representing the Company's payment of deferred compensation; and $25,000 representing the Company's payment of the Expenses to Wood.

      3. Wood accepts and agrees that, except as otherwise provided in this Agreement, as of the date of execution of this Agreement that there is no other, direct or indirect, debt or claim, of any character or kind, between Wood and GlobalNet, and that should there be any unknown, direct or indirect, claim, that such claim shall be included, released and/or indemnified under this Agreement. Notwithstanding the foregoing, however, normal travel and entertainment expenses incurred since October 31, 2005 shall not be considered as included in this Release;

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      4. No later than December 29, 2005, Wood shall remit to the Company
$18,067 to cover tax withholding obligations relating to payments described in this Agreement. GlobalNet agrees to immediately remit that entire sum to proper federal and, if applicable, state taxing authorities, and further agrees to indemnify and defend Wood from and against any and all tax liabilities imposed or assessed against Wood as a result of GlobalNet's failure or refusal to remit such funds to appropriate taxing authorities.

      5. Wood agrees that this Agreement relates only to the Claims, and the Payments, and that no other relationship between the Parties is affected under this Release and Indemnification. Specifically, Wood agrees that all expense reporting by Wood to GlobalNet is not affected by this Release and Indemnification, and that Wood will provide acceptable documentation of all such amounts to GlobalNet. Notwithstanding the foregoing sentence, however, in consideration of the substantial discount on overall claims settlement, GlobalNet agrees that should aggregate expense submissions not be able to be sufficiently documented in an amount not to exceed twenty-five thousand dollars ($25,000), GlobalNet shall not seek reimbursement from Wood but shall report any such unsubstantiated amounts as additional taxable income.

      6. Upon execution of this document, Wood releases and discharges GlobalNet and its heirs, executors, administrators, parent company, holding company, subsidiaries, successors, predecessors, officers, directors, principals, control persons, past and present employees, insurers, and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against GlobalNet, related in any way whatsoever to the Claims and Payment, that Wood or his heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release. Notwithstanding the foregoing, however, this agreement shall not release, waive or otherwise limit any claim or right of Wood relating to or arising from: (1) his ownership of GlobalNet securities; or
(2) his right to indemnification and/or defense, whether arising under any certificate of incorporation or bylaw, any contract, any policy of insurance, or otherwise.

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      7. Upon execution of this document, GlobalNet releases and discharges
Wood, and his heirs, executors, administrators, parent company, holding company, subsidiaries, successors, predecessors, officers, directors, principals, control persons, past and present employees, insurers, and assigns from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against Wood, related in any way whatsoever to the Claims and Payment, that GlobalNet or its heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release.

      8. In the event of any dispute relating to or arising from this Agreement, the party substantially prevailing therein shall recover the costs and expenses incurred in connection with the dispute, including reasonable attorneys' fees.

      9. It is expressly understood and agreed by the Parties hereto that the terms hereof are contractual and not merely recitals, that the agreements herein contained and the consideration herein transferred are to compromise doubtful and disputed claims, avoid litigation, and buy peace, and that no payments made nor releases or other consideration given shall be construed as an admission of liability, all liability being expressly denied.

      10. The Parties expressly agree to the filing of this Agreement as a Material Contract on Form 8-K with the Securities and Exchange Commission.

      11. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

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      12. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

      13. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

      14. This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

MARK T. WOOD                                GLOBALNET CORPORATION

/s/ Mark T. Wood                            /s/Thomas P. Dunn
----------------                            -----------------------------
                                            Name: Thomas P. Dunn
                                            Title: CFO